Exhibit 3.4

COVER LETTER

TO:	Amendment Section

Division of Corporations

NAME OF CORPORATION:	HELIO CORPORATION

DOCUMENT NUMBER:	P22000076040

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

James Byrd
Name of Contact Person

James S. Byrd, PA
Firm/ Company

1452 N US HWY 1, Suite 123
Address

Ormond Beach, FL 332174
City/ State and Zip Code

jim@byrdlawgroup.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

James Byrd	at (407) 705-2054
Name of Contact Person	Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☒ $35 Filing Fee	☐ $43.75 Filing Fee &	☐ $43.75 Filing Fee &	☐ $52.50 Filing Fee
	Certificate of Status	Certified Copy	Certificate of Status	RECEIVED
		(Additional copy is enclosed)	Certified Copy	2024 JUL-1 PM 1:44 Secretary of State
			(Additional Copy is enclosed)	Tallahassee, Florida

Mailing Address	Street Address
Amendment Section	Amendment Section

Division of Corporations	Division of Corporations
P.O. Box 6327	The Centre of Tallahassee
Tallahassee, FL 32314	2415 N. Monroe Street, Suite
810Tallahassee, FL 32303

Articles of Amendment
to

Articles of Incorporation
of

Helio Corporation
(Name of Corporation as currently filed with the Florida Dept. of State)

P22000076040
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

__________________________________________________________________________________________ The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered, ” “professional association, ” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address:		Florida.
	(City)		(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

Check if applicable

☐	The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO= Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remove, and Sally Smith, SV as an Add.

Example:
X Change	PT	John Doe

X Remove	Y.	Mike Jones

...X Add	sv	Sally Smith

	Type of Action	Title	Address
(Check One)

1)	_Change
_Add
_Remove

2)	_Change
_ Add
_Remove

3)	_Change
_ Add
_Remove

4)	_Change
_Add
_Remove

5)	_Change
_Add
_Remove

6)	_Change
_Add
_Remove

E. If amending or adding additional Articles, enter change(s) here:

(Attach additional sheets, if necessary). (Be specific)

Amendment to Article IV

Cancel any and all authorization for Class B Common Stock; no shares of Class B Common Stock are issued or outstanding

Cancel any and all authorization for $10,000,000 Class A Preferred Stock at .01 par value; no Preferred are issued or outstanding; and replace with 20,000,000 (Twenty Million) Preferred at .0001 par value.

Article IV should read as follows after amendment:

The number of shares the corporation is authorized to issue is:

100,000,000 (One Hundred Million) Common

20,000,000 (Twenty Million) Preferred at .0001 par value

F.	If an amendment provides for an exchange. reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate NIA)

The date of each amendment(s) adoption                                                                                                                           if other than the

date this document was signed.

Effective Date if applicable:

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

Adoption of Amendment(s)       (CHECK ONE)

☐	The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☒	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                           ,”

(voting group)

Dated, June 28, 2024

Signature	/s/ Greg Delory
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Gregory T. Delory
(Typed or printed name of person signing)

President and Director
(Title of person signing)

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